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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Renaissance Solutions, Inc. on Form S-8 of our report dated October 24, 1996, appearing in the Prospectus which is part of Registration Statement (No. 333-14923) on Form S-3 of Renaissance Solutions, Inc. (the "Prospectus").

We also consent to the incorporation by reference of the references to us under the heading "Selected Consolidated Financial Data" and "Experts" in the Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 18, 1996